                                                                   EXHIBIT 10(h)

                                    RESTATED
                           NON-QUALIFIED PENSION PLAN
                                      FOR
                               OUTSIDE DIRECTORS
                               OF TIDEWATER INC.



                    ARTICLE I - INTRODUCTION

                    ARTICLE II - DEFINITIONS

                        2.1   Definitions

                    ARTICLE III - PENSION BENEFITS

                        3.1   Eligibility
                        3.2   Time and Duration of Pension
                        3.3   Suspension of Pension Benefits
                        3.4   Deferred Compensation Plan
                        3.5   Amount of Pension
                        3.6   Forfeiture of Benefits
                        3.7   Payment of Benefits
                        3.8   Death of Participant

                    ARTICLE IV - NON-ASSIGNABILITY OF INTERESTS

                        4.1   Non-Assignability of Interests

                    ARTICLE V - ADMINISTRATION

                        5.1   No Funding Obligation
                        5.2   Applicable Law
                        5.3   Administration and Interpretation
                        5.4   Amendment
                        5.5   Termination
                        5.6   Change of Control

                                    RESTATED
                           NON-QUALIFIED PENSION PLAN
                                      FOR
                               OUTSIDE DIRECTORS
                                       OF
                                 TIDEWATER INC.
                   __________________________________________

     WHEREAS, Tidewater Inc., a Delaware corporation (the "Company") maintains the Non-Qualified Pension Plan for Outside Directors of Tidewater Inc. (the "Plan"), the provisions of which are at present expressed in a plan document effective March 22, 1990 and amendment thereto effective October 1, 1999; and

     WHEREAS, the Board of Directors has authorized the restatement of the Plan, as amended;

     NOW THEREFORE, the Plan is hereby restated to read in its entirety as follows:


                                   ARTICLE I

                                  INTRODUCTION

     This Plan is established by Tidewater Inc. as a non-qualified pension plan for the exclusive benefit of Outside Directors who are or have been members of the Board of Directors of the Company and who retire from (or otherwise cease to render service for) the Board of Directors of the Company at any time on or after April 1, 1990.

     The Plan shall be maintained according to the terms of this document, as it may be amended from time to time. The Board of Directors of the Company shall have the sole authority to amend the Plan and to resolve any dispute with respect to the interpretation and administration of the Plan. The Plan shall be administered and interpreted by the Plan Administrator, as provided in Section
5.3 hereof.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 Definitions. When used in this document, the following words and phrases shall have the meaning assigned to them, unless the context clearly indicates otherwise:

          (a) Affiliated Company means a direct or indirect subsidiary of Tidewater Inc.

          (b) The Company means Tidewater Inc., a Delaware corporation which maintains its principal offices in New Orleans, Louisiana.

          (c) Board of Directors means the Board of Directors of Tidewater Inc.

          (d) Compensation Committee means the Compensation Committee of the Board of Directors or its delegate.

          (e) Cost of Borrowed Funds means the prime rate (at the time of reference) established by Whitney National Bank or 10% per annum, whichever is lower.

          (f) Death Benefit means the benefit provided by Section 3.8 hereof.

          (g) Emeritus Director means a person who (at the time of reference) is serving as Director Emeritus of the Company.

          (h) Outside Director means a person who (at the time of reference) served or is serving as a director on the Board of Directors and who, at such time, was or is not an employee of the Company or any Affiliated Company.

          (i) Participant means an Outside Director who has satisfied the eligibility requirements of Section 3.1 hereof.

          (j) Pension means the benefit determined according to Article III hereof.

          (k) Plan means the Non-Qualified Pension Plan for Outside Directors of Tidewater Inc., as set forth in this document and as amended by the Board of Directors from time to time.

          (l) Years of Service as a Director means the number of years not including partial years, (at the time of reference) that a Participant served on the Board of Directors, provided however, that solely those periods of service as a non-employee director (and not periods of service when such director was concurrently employed by the Company or any Affiliated Company) shall be counted for purposes of eligibility and benefit accrual under the Plan.

                                  ARTICLE III

                                PENSION BENEFITS

     3.1 Eligibility. A Director shall become a Participant upon (a) having served as an Outside Director of the Company for five or more years or (b) having attained the age of 65. Additionally, notwithstanding any other provision of the Plan, any Outside Director who is serving immediately prior to a Change of Control who is not a Participant, but who would have become a Participant had such service continued through the second anniversary of the Change of Control and had it been credited under the Plan for purposes of both the service requirements and the age requirements for participation (but not for purposes of determining the duration of the pension), shall become a Participant upon the occurrence of the Change of Control.

     3.2 Time and Duration of Pension. A Participant shall be entitled to a pension commencing on the first business day of the calendar quarter next following the Participant's retirement from, or other cessation of service to, the Board of Directors after five (or more) years of Service as an Outside Director or after having attained the age of 65. The duration of the Pension for a participant shall be the number of the Participant's Years of Service as an Outside Director.

     3.3 Suspension of Pension Benefits. The payment of Pension benefits under this Plan shall not be suspended when a Participant is serving as an Emeritus Director of the Company. The payment of Pension benefits under this Plan shall be suspended throughout any period when the Participant is serving as an Outside Director on the Board of Directors. Subsequent to any such period of benefit suspension for service on the Board of Directors such Participant's Pension benefit under this Plan shall be recalculated with reference to all service as an Outside Director, including the directors' retainer earned and the years of service accrued during such period of benefit suspension, and the Participant's Pension benefit shall be paid or resumed at the newly calculated higher rate.

     3.4 Deferred Compensation Plan. Nothing in this Plan shall affect eligibility for or benefits under the Deferred Compensation Plan for Outside Directors of Tidewater Inc.

     3.5 Amount of Pension. A Participant's Pension, as defined in Section 3.2, shall be an annual amount equal to the annual director's retainer (exclusive of meeting fees or committee chairmen's retainers) which is prevailing at the time the Participant retires from (or otherwise ceases to serve on) the Board of Directors. Notwithstanding the foregoing provisions of this Section 3.5, if a Participant retires from (or otherwise ceases to serve on) the Board of Directors upon or after the occurrence of a Change of Control (as defined in Section 5.6 hereof), the Participant's Pension shall be an annual amount equal to the greater of (i) the annual director's retainer (exclusive of meeting fees or committee chairmen's retainers) which is prevailing at the time of such retirement or cessation of service or (ii) the annual director's retainer (exclusive of meeting fees or committee chairmen's retainers) which is prevailing immediately prior to the occurrence of a Change of Control. Further, notwithstanding the provisions of Section 3.3 hereof, in the event of such a retirement or cessation which follows a period of benefit suspension described in such Section, the rate of the Participant's Pension shall be determined in accordance with the immediately preceding sentence, while the duration of the Pension shall be determined in accordance with Section 3.3.

     3.6 Forfeiture of Benefits. All benefits not yet paid for which an Outside Director would be otherwise eligible under this Plan shall be forfeited in the event that the Board of Directors determines that any of the following circumstances has occurred:

          (a) The Outside Director has engaged in knowing and willful misconduct in connection with his or her service as a director; or

          (b) The Outside Director, without the consent of the Board of Directors or any Operating Company Board, at any time during or after his or her period of service as an Outside Director, is employed by, becomes associated with, renders service (as a director or otherwise) to, or owns an interest (other than as a shareholder with a nonsubstantial interest) in, any business which is competitive with, or which controls a business which is competitive with the Company or any Affiliated Company.

     3.7 Payment of Benefits. Unless an election is made for a lump sum payment under Section 5.6 hereof, the Pension shall be paid as a series of quarterly payments to the Participant. The quarterly payments shall commence on the date provided in Section 3.2 (or Section 3.3, as the case may be) and shall continue on the first business day of each calendar quarter thereafter for the duration of the Pension as provided in Section 3.2 hereof (or Section 3.3, as the case may be). It shall be a condition to the payment of the Pension to a Participant that for the duration of the Pension that the Participant remain available for consultation with the Company.

     3.8 Death of Participant. If a Participant dies prior to payment of all of the Participant's Pension, a Death Benefit shall be paid to the beneficiaries designated by him (or, if no designation is made, then to his estate). The amount of the Death Benefit shall be the remaining Pension benefit that would have been paid to the Participant had he lived, discounted by the Company's then prevailing Cost of Borrowed Funds on the date of the Participant's death. Any beneficiary designation, or change in the beneficiary designation shall be made in writing by completing and furnishing to the Plan Administrator a Beneficiary Designation form in the form attached hereto as Exhibit I. The last Beneficiary Designation Form received by the Plan Administrator shall be controlling over any testamentary or purported disposition by the participant, provided that no designation, or change of designation thereof shall be effective unless received by the Plan Administrator prior the death of the Participant.

                                   ARTICLE IV

                         NON-ASSIGNABILITY OF INTERESTS

     4.1 Non-Assignability of Interests. The interests herein and the right to receive benefits hereunder may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, the interests under the Plan of the person affected may be terminated by the Board of Directors, which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such interests as it deems appropriate.

                                   ARTICLE V

                                 ADMINISTRATION

     5.1 No Funding Obligation. The obligation of the Company to pay any benefits under this Plan shall be unfunded and unsecured and any payments under this Plan shall be made from the Company's general assets.

     5.2 Applicable Law. This Plan shall be construed and enforced in accordance with the laws of the State of Louisiana.

     5.3 Administration and Interpretation. The Company's Director of Employee Relations (the "Plan Administrator") shall have the authority and responsibility to administer and interpret this Plan. Benefits due and owing to an Outside Director under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, Outside Directors who have not received the benefits to which they feel entitled may file a written claim with the Plan Administrator, who shall act on the claim within thirty days. The Plan Administrator's action on any such claim may be appealed by the claimant to the Company's Board of Directors. Notwithstanding the immediately preceding sentence, no amendment of the Plan made upon or after the occurrence of a Change of Control shall affect detrimentally the rights or benefit under the Plan of any Participant (including any Outside Director who becomes a Participant upon a Change of Control and including any Participant who has retired from (or otherwise ceased to serve on) the Board of Directors).

     5.4 Amendment. The Board of Directors may from time to time amend this Plan or any provision herein.

     5.5 Termination. The Company has established this Plan with the intention and expectation that the Plan will continue in force. However, the Company reserves the right to terminate the Plan at any time for any reason.

     5.6 Change of Control.

          (a) Distribution following a Change of Control. Notwithstanding any other provision of the Plan, a Participant may elect at any time prior to a Change of Control, in a form and manner reasonably satisfactory to the Company, to receive upon the Participant's retirement from, or other cessation of service to, the Board of Directors following or simultaneous with a Change of Control, the present value of any Pension accrued by a Participant (including any Outside Director who becomes a

     Participant upon a Change of Control and including any Participant who has retired from (or otherwise ceased to serve on) the Board of Directors) under the Plan, but not yet paid, shall be distributed to the Participant immediately in a lump sum, calculated by using the Company's then prevailing Cost of Borrowed Funds for the discount rate.

          (b) Definition of Change of Control. As used in this Section 5.6, 'Change of Control' shall mean:

               (i) the acquisition by any 'Person' (as defined in Section 5.6(c)
                   hereof) of 'Beneficial Ownership' (as defined in Section 5.6(c) hereof) of 30% or more of the outstanding Shares of the Company's Common Stock, $0.10 par value per share (the 'Common Stock') or 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 5.6(b)(i), the following shall not constitute a Change of Control:

                   (A) any acquisition (other than a 'Business Combination' (as defined in Section 5.6(b)(iii) hereof) which constitutes a Change of Control under Section 5.6(b)(iii) hereof) of Common Stock directly from the Company,

                   (B) any acquisition of Common Stock by the Company or its
                       subsidiaries,

                   (C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                   (D) any acquisition of Common Stock by any corporation
                       pursuant to a Business Combination which does not constitute a Change of Control under Section 5.6(b)(iii) hereof; or

               (ii) individuals who, as of the effective date of this amendment to the Plan, constitute the Board (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this amendment to the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

               (iii) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a 'Business Combination'), in each case, unless, immediately following such Business Combination,

                    (A) the individuals and entities who were the Beneficial
               Owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 5.6(c) hereof), and

                    (B) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                    (C) at least a majority of the members of the board of
               directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (c) Other Definitions. As used in Section 5.6(b) hereof, the following words or terms shall have the meanings indicated:

               (i) Affiliate: 'Affiliate' (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

               (ii) Beneficial Owner: 'Beneficial Owner' (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

               (iii) Person: 'Person' shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that 'Person' shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

               (iv) Post-Transaction Corporation: Unless a Change of Control includes a Business Combination (as defined in Section 5.6(b)(iii) hereof), 'Post-Transaction Corporation' shall mean the Company after the Change of Control. If a Change of Control includes a Business Combination, 'Post-Transaction Corporation' shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company's assets either directly or indirectly, in which case, 'Post-Transaction Corporation' shall mean such ultimate parent corporation.

     Executed effective this 1st day of October, 1999.


                              TIDEWATER INC.



                              By:     /s/ Ken C. Tamblyn
                                 ________________________________
                                          Ken C. Tamblyn
                                    Executive Vice President and
                                      Chief Financial Officer



ATTEST:


   /s/ Michael L. Goldblatt
___________________________________
       Michael L. Goldblatt
       Assistant Secretary

                                                                       EXHIBIT I



                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                          Beneficiary Designation Form


      This Beneficiary Designation Form is delivered pursuant to the terms of the Retirement Plan for Outside Directors (the "Plan").


     1. Beneficiary Designation. The Outside Director requests that, in the event of his or her death at any time prior to the date on which any benefits are paid, or commence to be paid, under the Plan, the death benefit (if any) under the Plan for the Outside Director shall be paid in a lump sum to the following Beneficiary or Beneficiaries:


______________________________________________________________________________
Name of Beneficiary Percent         Name of Beneficiary Percent


______________________________________________________________________________
Address                             Address


_______________________________________________________________________________
Relationship                        Relationship

(Note:  Attach additional sheet of paper, if needed.)

     2. Changes. The Outside Director may change the Beneficiary(ies) at any time by executing another copy of this beneficiary designation form.

     3. Terms of Plan Govern. Death benefits shall be determined in accordance with the terms of Section 3.8 of the Plan.


     IN WITNESS WHEREOF, the Outside Director has executed this beneficiary designation on the ______ day of ________________, 19___.




_________________________           ___________________________________
Witness                             Name of Outside Director


                                    ___________________________________
                                    Signature

Receipt Acknowledged:      Tidewater Inc.

                           By:________________________

                           Date:______________________